Exhibit 99.1
Company Contact:
Lawrence L. Spanley, Jr.
Chief Financial Officer
(314) 621-0699
Final For Release
Investor Contacts:
Integrated Corporate Relations
Allison Malkin/Jane Thorn Leeson
(203) 682-8225/8276
BAKERS FOOTWEAR REPORTS FIRST QUARTER FISCAL 2007 RESULTS
ST. LOUIS, Mo. June 19, 2007— Bakers Footwear Group, Inc. (Nasdaq: BKRS), a leading specialty retailer of moderately priced fashion footwear for young women, with 258 stores, today announced results for the thirteen weeks ended May 5, 2007.
For the first quarter, the thirteen weeks ended May 5, 2007:
•	Net sales were $49.3 million, compared to $49.8 million for the thirteen-week period ended April 29, 2006. Comparable store sales for the first quarter of fiscal 2007 decreased 9.3%, compared to a decrease of 0.8% in the prior-year period;

•	Gross profit in the first quarter was $15.3 million, or 31.0% of net sales, compared to $16.3 million, or 32.7% of net sales in the first quarter last year;

•	Operating loss was $1.2 million, compared to operating income of $1.2 million in the first quarter last year; and

•	Net loss was $1.0 million or $0.15 per share, compared to net income of $0.7 million, or $0.10 per diluted share in the first quarter last year.
Peter Edison, Chairman and Chief Executive Officer of Bakers Footwear Group said, “Our first quarter performance reflected a lack of enthusiasm for our fashion footwear by our core customers and an unfavorable response to our spring assortments across our key fashion categories. On a positive note, we did achieve our inventory goals. At quarter end, inventory declined 1.4% from last year despite adding 13 net new stores since the first quarter of fiscal 2006.”
During the first quarter of fiscal 2007, the Company opened six new stores in the new Bakers format and remodeled four Bakers locations, ending the quarter with 258 total stores.
Mr. Edison continued: “Our second quarter sales continue to be soft, with comparable store sales in May down 15.1%. We hope to show improvement in the fall season, as our efforts to provide compelling fall/holiday assortments while maintaining tight management of inventory and expenses bear fruit.”
Fiscal 2007 Outlook
The Company currently estimates fiscal 2007 EBITDA to be approximately $5.5 million to $8.0 million, compared to actual fiscal 2006 EBITDA of $6.1 million. EBITDA is a non-GAAP measure. See Table 1 below for a reconciliation of net loss to EBITDA and a discussion regarding the use of EBITDA. The Company anticipates a net loss for fiscal 2007 in the range of $1.6 million to $3.3 million and a net loss per share in the range of $0.24 to $0.50. This compares to a net loss of $1.5 million and a net loss per share of $0.24 in fiscal 2006.
Store Opening Plans
During fiscal 2007, the Company expects to open between 8 to 10 new stores, including stores opened in the first quarter.
Private Placement
By separate press release, the Company also announced today the entry into an agreement with private investors relating to a private placement transaction.
Conference Call
The Company also announced that it will conduct a conference call to discuss its first quarter fiscal 2007 results today, Tuesday, June 19, 2007 at 9:00 a.m. Eastern Daylight Time. Investors and analysts interested in participating in the call are invited to dial (888) 868-9083, approximately five minutes prior to the start of the call. The conference call will also be web-cast live at http://viavid.net/dce.aspx?sid=000040E6. A replay of this call will be available until June 26, 2007 and can be accessed by dialing (877) 519-4471 and entering code 8916582. The web-cast will remain available until July 19, 2007 at the same web address.
About Bakers Footwear Group, Inc.
Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates over 250 stores nationwide. Bakers stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 29.
THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Bakers Footwear Group, Inc.

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 5,	April 29,
Income Statement Data	2007	2006

(in thousands, except per share data)	Unaudited	Unaudited

Net sales	$49,256	$49,805
Cost of merchandise sold, occupancy, and buying expenses	33,968	33,508

Gross profit	15,288	16,297

Operating expenses
Selling	11,892	10,398
General and administrative	4,565	4,699
Loss on disposal of property and equipment	36	15

Operating income (loss)	(1,205)	1,185

Interest expense	(362)	(113)
Other income, net	12	23

Income (loss) before income taxes	(1,555)	1,095

Income tax expense (benefit)	(589)	427

Net income (loss)	$(965)	$668

Basic earnings (loss) per share	$(0.15)	$0.11

Diluted earnings (loss) per share	$(0.15)	$0.10

Weighted average shares outstanding
Basic	6,493	6,332
Diluted	6,493	6,811

Cash Flow Data
Cash used in operating activities	$(4,134)	$(7,179)
Cash used in investing activities	(2,526)	(4,836)
Cash provided by financing activities	6,412	8,286
Net decrease in cash	(248)	(3,729)

Supplemental Data
Comparable store sales decrease	(9.3)%	(0.8)%
Gross profit percentage	31.0%	32.7%
Number of stores at end of period	258	245

Bakers Footwear Group, Inc.

Balance Sheet Data	May 5, 2007	April 29, 2006

(in thousands)	Unaudited	Unaudited

Cash	$159	$196
Accounts receivable	2,596	2,583
Inventories	27,797	28,199
Other current assets	7,465	2,665

Current assets	38,017	33,643

Property and equipment, net	51,374	41,827
Other assets	1,637	846

	$91,028	$76,316

Accounts payable	$10,084	$10,164
Revolving credit facility	19,588	6,830
Other current liabilities	10,788	9,199

Current liabilities	40,460	26,193

Noncurrent liabilities	10,174	7,276
Shareholders’ equity	40,394	42,847

	$91,028	$76,316

Table 1: Reconciliation of the Company’s net loss to EBITDA:

	Anticipated Year	Actual Year
	Ended	Ended
Reconciliation of Net Loss to EBITDA	February 2, 2008	February 3, 2007

(in thousands)

Net Loss	$(1,550) - (3,250)	$(1,543)
Income tax benefit	(950) - (2,050)	(910)
Interest expense	1,300 - 1,600	1,005
Depreciation and amortization expense	9,200 - 9,200	7,580

EBITDA	$8,000 - 5,500	$6,132

EBITDA is defined as net income (loss) plus the provision for income taxes, interest expense, and depreciation and amortization as presented in the Company’s Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of our ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures.